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                                                                    EXHIBIT 24.1


                                  POWER OF ATTORNEY


    I, the undersigned Director of Damark International, Inc. do hereby name, constitute and appoint Mark A. Cohn and Arlyn J. Lomen, and each of them, my agent and attorney-in-fact, for me and in my behalf as a Director of Damark International, Inc. to sign and execute a Registration Statement on Form S-8 and any amendments thereto, relating to the registration with the Securities and Exchange Commission of 100,000 shares of Class A Common Stock, par value $.01 per share, of Damark International, Inc. in connection with the Damark International, Inc. Deferred Compensation Plan for Non-Employee Directors.

    Executed this 16th day of October, 1996.





/s/ Mark A. Cohn                            /s/ Harold Roitenberg
---------------------------                 -------------------------
Mark A. Cohn                                Harold Roitenberg


/s/ Thomas A. Cusick                        /s/ Ralph Strangis
---------------------------                 --------------------------
Thomas A. Cusick                            Ralph Strangis


/s/ Jack W. Eugster                         /s/ Joel N. Waller
---------------------------                 ------------------------
Jack W. Eugster                             Joel N. Waller